GreenLight Biosciences Announces First Quarter 2023 Financial Results and Highlights Recent Company Progress

BOSTON, May 11, 2023—GreenLight Biosciences, PBC (Nasdaq: GRNA), a biotechnology company dedicated to making RNA products affordable and accessible for human health and agriculture, today reported operational highlights and financial results for the first quarter ended March 31, 2023.

“GreenLight is sharply focused on its mission, leveraging scientific expertise, global partnerships, and the power of our platform to progress innovative RNA-based products for plant health and human health,” said Andrey Zarur, CEO of GreenLight. “Following regulatory submission of our Varroa mite honeybee solution in the first quarter, we now have two products under EPA review. Pending regulatory approval anticipated this year, we are actively preparing for commercial activities to launch of Calantha™, our product to help farmers fight the Colorado potato beetle.”

CORPORATE HIGHLIGHTS:

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In March 2023, GreenLight received a non-binding indication of interest from Fall Line Endurance Fund, L.P. (“Fall Line”) to acquire all outstanding capital stock of the company. The terms of any potential agreement between the parties would be contingent on a number of conditions, including completion of due diligence review and negotiation of definitive transaction documents and no assurance can be given that a definitive transaction with respect to Fall Line’s indication of interest or any other potential transaction will eventually be consummated.
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In April 2023, GreenLight released its inaugural Sustainability Report containing the company's sustainability updates and roadmap. Full details of the report can be accessed here.

First Quarter 2023 Financial Results

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Cash Position: Cash, cash equivalents, and marketable securities were $32.4 million as of March 31, 2023, compared to $68.1 million as of December 31, 2022; this decrease was primarily due to cash used to fund operations of approximately $31.1 million.
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Collaboration Revenue: Collaboration revenue was $3.8 million during the first quarter of 2023, compared to no collaboration revenue during the first quarter of 2022. This revenue was primarily related to our agreement with Serum institute of India Private Limited, which was signed in March 2022.
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R&D Expenses: Research and development expenses decreased by $4.1 million to $23.2 million during the first quarter of 2023, compared to $27.3 million during the first quarter of 2022. This decrease was primarily related to closely managed program costs related to research and development materials and manufacturing costs as well as reduced headcount supporting research and development activities resulting in decreased personnel costs.
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G&A Expenses: General and administrative expenses decreased by $0.9 million to $8.9 million during the first quarter of 2023, compared to $9.8 million during the first quarter of 2022. This decrease was primarily related to reduced professional fees and lower personnel costs.
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Net Loss: The Company’s net loss was $28.5 million for the first quarter of 2023, compared to $38.2 million during the first quarter of 2022.

Financial Guidance:

The Company expects its cash and equivalents of $32.4 million as of March 31, 2023, will be sufficient to fund planned operating expenses and capital expenditures, into the second quarter of 2023. The Company continues to evaluate a range of opportunities to extend cash runway, including management of program spending, platform licensing collaborations, and potential financing activities.

About GreenLight:

GreenLight Biosciences aims to address some of the world’s biggest problems by delivering on the full potential of RNA for human health and agriculture. Our RNA platform allows us to research, design, and manufacture for human, animal, and plant health. In human health, this includes messenger RNA vaccines and therapeutics. In agriculture, this includes RNA to protect honeybees and a range of crops. The company’s platform is protected by numerous patents. GreenLight’s human health product candidates are in the pre-clinical stage, and its product candidates for the agriculture market are in the early stages of development or regulatory review. GreenLight is a public benefit corporation that trades under the ticker GRNA on Nasdaq. For more information, visit www.greenlightbiosciences.com.

Availability of Other Information About GreenLight Biosciences

Investors and others should note that we communicate with our investors and the public using our website (www.greenlightbiosciences.com), the investor relations website (https://investors.greenlightbio.com/), and on social media (Twitter and LinkedIn), including but not limited to investor presentations and investor fact sheets, U.S. Securities and Exchange Commission filings, press releases, public conference calls and webcasts. The information that GreenLight posts on these channels and websites could be deemed to be material information. As a result, GreenLight encourages investors, the media, and others interested in GreenLight to review the information that is posted on these channels, including the investor relations website, on a regular basis. This list of channels may be updated from time to time on GreenLight’s investor relations website and may include additional social media channels. The contents of GreenLight’s website or these channels, or any other website that may be accessed from its website or these channels, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, including those relating to the Fall Line’s non-binding indication of interest and whether a potential agreement, if any, will be reached between the parties, success, cost and timing of our research and development activities in our plant and human health programs, the acceptance of RNA-based technologies by regulators and the public, our ability to raise and productively deploy capital and the rate at which we can successfully bring products to market, our projected cash runway and our ability to obtain funding for our operations when needed. Forward-looking statements include statements relating to our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed with the SEC, as well as discussions of potential risks, uncertainties, and other important factors included in our Quarterly Reports on Form 10-Q, periodic filings on Form 8-K, and any of our future filings with the SEC, including, without limitation, the risk that our receipt of the non-binding indication of interest from a strategic acquirer may or may not result in an actual completed transaction and the uncertainty surrounding the outcome of such potential transaction could materially and adversely impact the Company’s business operations, interfere with its ability to attract and retain personnel, result in the incurrence of significant expenses and cause the Company’s stock price to be subject to significant fluctuation or otherwise be adversely impacted depending on the outcome of such transaction process. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some of these risks and uncertainties may in the future be amplified by current macroeconomic conditions and there may be additional risks that we consider immaterial, or which are unknown. It is not possible to predict or identify all such risks. Our forward-looking statements only speak as of the date they are made, and we do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. For additional information on GreenLight and potential risks associated with investing, please see our public filings at https://www.sec.gov/edgar/browse/?CIK=1822691&owner=exclude.

Contacts:

Media Contact:

Thomas Crampton
SVP Corporate Affairs
GreenLight Biosciences

press@greenlightbio.com

Investor Contact:

Ingrid Fung
Director, Enterprise Operations and Strategy & Head of Investor Relations

GreenLight Biosciences

investors@greenlightbio.com

GREENLIGHT BIOSCIENCES HOLDINGS, PBC

Condensed Consolidated Statement of Operations (unaudited)

(in thousands, except per share data)

	Three Months Ended March 31, 2023	Three Months Ended March 31, 2022
REVENUE:		
License and collaboration revenue	$ 3,820	$ —
Grant revenue	—	257
Total revenue	3,820	257
OPERATING EXPENSES:		
Research and development	23,168	27,281
General and administrative	8,944	9,755
Total operating expenses	32,112	37,036
LOSS FROM OPERATIONS	(28,292)	(36,779)
OTHER INCOME (EXPENSE):		
Interest and other income (expense), net	603	4
Interest expense	(1,007)	(1,073)
Change in fair value of warrant liabilities	227	(359)
Total other income (expense), net	(177)	(1,428)
Net loss	$ (28,469)	$ (38,207)
Net loss per share — basic and diluted	$ (0.19)	$ (0.34)
Weighted-average common stock outstanding — basic and diluted	151,614,008	113,558,404